ARTICLES OF AMENDMENT
                                    to the
                          ARTICLES OF INCORPORATION
                                      OF
                         PCS EDUCATION SYSTEMS, INC.

      Pursuant to the provisions of Section 30-1-61 of the Idaho Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

      FIRST:      The name of the corporation is PCS Education Systems, Inc.

     SECOND: The following amendment to the Articles of Incorporation was adopted by the shareholders of the Corporation on the 8th day of December, 1999, in the manner prescribed by the Idaho Business Corporation Act:

      Article I is hereby amended to read as follows:

                                  ARTICLE I.

     The name of the corporation shall be PCS Edventures!.COM, Inc., and its duration shall be perpetual.

     THIRD: The number of shares of the Corporation outstanding at the time of such adoption was 35,876,946 and the number of shares entitled to vote thereon was 35,876,946.

     FOURTH: The number of shares voted for such amendment was 26,806,265 and the number of shares voted against such amendment was zero (0).

      DATED this 27th day of March, 2000.


                              By:     /s/ Donald J. Farley
                                     ------------------------------
                                     Donald J. Farley, Secretary

STATE OF IDAHO    )
                  :ss
County of Ada     )

      On this 27th day of March, 2000, before me, a Notary Public in and for the State of Idaho, personally appeared DONALD J. FARLEY, known to me to be the Secretary of PCS EDUCATION SYSTEMS, INC., the corporation that executed the within and foregoing Articles of Amendment and, being first duly sworn, verified that the statements therein contained are true to the best of his knowledge.



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      IN WITNESS  WHEREOF,  I have  hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                       /s/ Patsy L. Buker
                                      ------------------------------
                                       Notary Public for Idaho
                                       Residing at: Boise, Idaho
                                       My Commission Expires: 5/6/2004